Exhibit 99.2

CuriosityStream Announces Full Exercise of Underwriters’ Over-Allotment Option and Closing of Public Offering of Common Stock

CuriosityStream Inc. (NASDAQ: CURI) (“CuriosityStream”), a global factual entertainment company, announced today that the underwriters of its previously announced underwritten public offering of its common stock, par value $0.0001 per share (“Common Stock”), have exercised in full their over-allotment option to purchase an additional 975,000 shares at the public offering price of $13.50 per share, less underwriting discounts and commissions. CuriosityStream also announced that it has closed its public offering of 7,475,000 shares of Common Stock, which included the sale of the shares pursuant to the over-allotment option. Gross proceeds to CuriosityStream from the offering are expected to be approximately $100.9 million, before deducting the underwriting discount and estimated offering expenses.

BofA Securities acted as sole book-running manager for the offering and as representative of the underwriters. Needham & Company acted as senior co-manager for the offering, and D.A. Davidson & Co., Roth Capital Partners, Barrington Research and The Benchmark Company acted as co-managers for the offering.

CuriosityStream intends to use the net proceeds from the offering for investment in program content, marketing and general corporate purposes.

A registration statement on Form S-1 (Registration No. 333-252617) (the “Registration Statement”) relating to these securities has been filed with the Securities and Exchange Commission (“SEC”), and declared effective on February 3, 2021. The offering was made pursuant to the Registration Statement and an accompanying prospectus. Prospective investors should read the Registration Statement and accompanying prospectus, and the other documents that CuriosityStream has filed with the SEC for more complete information about CuriosityStream and the offering. A copy of the final prospectus relating to these securities may be obtained by contacting BofA Securities, Attn: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, by telephone at (800) 299-1322 or via email at dg.prospectus_requests@bofa.com. Electronic copies of the Registration Statement, the accompanying prospectus and the final prospectus are also available free of charge on the website of the SEC at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About CuriosityStream

Launched by media visionary John Hendricks, CuriosityStream is one of the world’s leading global factual streaming services and media companies. Its documentary series and features cover every topic from space exploration to adventure to the secret life of pets, empowering viewers of all ages to fuel their passions and explore new ones. With thousands of titles, many in Ultra HD 4K, including exclusive originals, CuriosityStream features stunning visuals and unrivaled storytelling to demystify science, nature, history, technology, society, and lifestyle. CuriosityStream programming is available worldwide to watch on TV, desktop, mobile and tablets.

Forward-Looking Statements

Certain statements made in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding the intended use of proceeds. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in the Registration Statement and in CuriosityStream’s other SEC filings made from time to time. These risk factors are important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of CuriosityStream’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

CuriosityStream Public Relations:

Ashley Huston

Ashley.Huston@CuriosityStream.com

CuriosityStream Investor Relations:

Denise Garcia

IR@CuriosityStream.com